Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following documents of our Auditors’ Report dated March 25, 2008, with respect to the consolidated financial statements as of and for the year ended 31 December 2007 of ABN AMRO Holding N.V., The Netherlands and subsidiaries included in this Form 20-F for the year ended 31 December 2009.

•	Registration Statement (Form S-8 No. 333-74703) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Group Profit Sharing and Savings Plan and Trust dated 19 March 1999;

•	Registration Statement (Form S-8 No. 333-81400) of ABN AMRO Holding N.V. pertaining to the ABN AMRO WCS Holding Company 401(k) Savings Plan dated 25 January 2002;

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Registration Statement (Form S-8 No. 333-84044) of ABN AMRO Holding N.V., pertaining to the ABN AMRO Key Employee Equity Program with Co-Investment Plan and ABN AMRO Incorporated U.S. Retention Plan dated 8 March 2002;

•	Registration Statement (Form S-8 No. 333-127660) Form S-8 pertaining to the ABN AMRO Key Staff Stock Option Plan dated 18 August 2005;

•	Registration Statement (Form S-8 No. 333-128619) Form S-8 pertaining to the ABN AMRO Executive Stock Option Plan dated 27 September 2005;

•	Registration Statement (Form S-8 No. 333-128621) Form S-8 pertaining to the ABN AMRO Top Executive Stock Option Plan dated 27 September 2005;

•	Registration Statement (Form S-8 No. 333-140798) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Global Key Employee Retention Program dated 20 February 2007;

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Registration Statement (Form S-8 No. 333-145751) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Combined Performance Share and Restricted Share Plan and ABN AMRO Share Investment and Matching Plan dated 28 August 2007;

•	Registration Statement (Form S-8 No. 333-149577) of ABN AMRO Holding N.V. pertaining to the ABN AMRO Global Key Employee Retention Plan Units dated 6 March 2008;

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Automatic Shelf Registration Statement (Form F-3 No. 333-162193) and related Prospectus of ABN AMRO Bank N.V. and ABN AMRO Holding N.V. pertaining to the issue and sale from time to time of up to USD 7,500,000,000 of its senior notes dated 29 September 2009; and

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Registration Statement (Form F-3 No. 333-104778-01) and related Prospectus of ABN AMRO Holding N.V., ABN AMRO Bank N.V., ABN AMRO Capital Funding Trusts V-IX, and ABN AMRO Capital Funding LLCs V-IX pertaining to the issuance of up to USD 6,478,380,000 aggregate amount of the securities listed in the Prospectus.

Amsterdam, The Netherlands
26 March 2010

/s/ Ernst & Young Accountants LLP